UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2012

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34259	30-0513080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 10, 2012, the Board of Directors of Willbros Group, Inc. (the “Registrant”), upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, appointed Charles W. Jenkins III to serve as a Class III director of the Board of Directors, to fill a vacancy in Class III, for a term commencing on August 1, 2012 and expiring at the Annual Meeting of Stockholders of the Registrant in 2014 and until his successor is duly elected and qualifies, unless he sooner dies, retires or resigns. The Board of Directors also appointed Mr. Jenkins to serve on the Nominating/Corporate Governance Committee of the Board of Directors coincident with the commencement of his service as a director.

Mr. Jenkins, as a non-employee director, will participate in the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as amended (the “Plan”). In conjunction with his appointment, he will automatically receive an initial award of shares of Common Stock of the Registrant under the Plan. The number of shares represented by the award will equal $30,000 divided by the fair market value of a share of Common Stock of the Registrant on the day of the award. As a non-employee director, Mr. Jenkins will receive (a) an annual cash retainer fee of $75,000, (b) an annual award of shares of Common Stock under the Plan (with the number of shares represented by the award being equal to $75,000 divided by the fair market value of a share of Common Stock of the Registrant on the day of the award), and (c) a $1,500 fee for each in-person meeting and a $750 fee for each telephonic meeting of the Board of Directors, or Committee of the Board of Directors on which he serves, that he attends.

Also in conjunction with his appointment, the Registrant will enter into an Indemnification Agreement with Mr. Jenkins, the form of which has been filed as Exhibit 10 to our report on Form 10-Q for the quarter ended June 30, 2009. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of his duties to the fullest extent permitted by law.

Mr. Jenkins was an officer of Oncor Electric Delivery Company LLC (“Oncor”), prior to his retirement on April 1, 2012. The Registrant performed transmission construction and maintenance services and distribution construction and maintenance services, for which it received approximately $237.1 million in payments from Oncor during fiscal 2011, and the Registrant continues to perform services for Oncor in fiscal 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: July 12, 2012	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer